Exhibit 24

                                POWER OF ATTORNEY

         The undersigned, members of the Board of Directors and Officers of SALTON SEA FUNDING CORPORATION, a Delaware corporation (the "Company"), and the following companies:

         CalEnergy Minerals LLC
         Salton Sea Minerals Corp.


hereby constitute and appoint Steven A. McArthur and Douglas L. Anderson and each of them, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf the Company's Form 10-K Annual Report for the fiscal year ending December 31, 2000 and to execute any amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and applicable stock exchanges, with the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of March 29, 2001.


/s/ Gregory E. Abel
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GREGORY E. ABEL



/s/ Patrick J. Goodman
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PATRICK J. GOODMAN